UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 29, 2006


                              INTERMOST CORPORATION
                     ------------------------------------
             (Exact name of registrant as specified in its charter)


           Wyoming                  0-30430                   87-0418721
     ------------------------     -------------            ------------------
State or other jurisdiction      (Commission              (IRS Employer
    of incorporation)             file number)            Identification Number)


            31st Floor, 3B31-23 Guomao Building 005 Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
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               (Address of principal executive offices)(Zip Code)


                              011-86 755 8221-0238
                ------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
           ---------------------------------------------------------
         (Former name and former address, if changed since last report)




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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
          Appointment of Principal Officers

a. The following persons are the current directors of the Company and will serve until the next annual meeting of shareholders and their successors are elected and qualified.

     1. Mr. Fred Peck
     2. Mr. Deng Xiang Xiong
     3. Mr.  Peter Yang
     4. Mr.  Rocky Liang Hai Wu
     5. Ms.  Catalina Chan
     6. Mr. Chai Hsun Wu
     7. Mr.  Wilbert Kim

b.   The following persons have been elected as officers of the Company.

     1. Mr. Deng Xiang Xiong, President and acing chief Executive Officer
     2. Mr. Chen Syh Kwan, Chief Financial Officer
     3. Mr. Chris Liu - Secretary

Item 8.01         Other Events

The Board of Directors of the Company took the following action to protect and optimize the interests of the Company and its shareholders:

1. Referred for arbitration to the China International Economic and Trade Arbitration Commisison, South China Sub-Commission, a request to terminate the "Hainan Concord Financial Products Development Co., Ltd. Stock Swap Agreement" and the "Profit Guarantee Agreement" and require the counterparts to return the 5,000,000 shares of IMOT stock.

2. To sue the management of Shanghai Newray Photographic Equipment Co., Ltd. in the Jiading District People's Court, Shanghai, China;

3. To issue a legal notice to the Hainan Special Economic Zone Property Rights Exchange Center, and require it to hold Shareholders' Meetings and to duly submit quarterly financial reports




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INTERMOST CORPORATION

Dated: January 3, 2007
                                              By: /s/ Chris Liu
                                                 ---------------------
                                                    Chris Liu
                                                    Secretary